UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2006

Digital River, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9625 West 76th Street, Suite 150, Eden Prairie, MN	55344
(Address of principal executive offices)	(Zip Code)
(952) 253-1234
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Underwriting Agreement
Opinion/Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation

Item 1.01 Entry into a Material Definitive Agreement.
     On March 22, 2006, we entered into an Underwriting Agreement with Credit Suisse Securities (USA) LLC relating to the sale of 4,000,000 shares of our common stock, which will result in net proceeds to us of approximately $172.7 million, after deducting offering expenses. The offering of the shares is being made by means of a prospectus and prospectus supplement, copies of which may be obtained from Credit Suisse Securities (USA) LLC. The offering is scheduled to close on March 28, 2006, subject to customary closing conditions. A copy of the underwriting agreement is attached as Exhibit 1.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated March 22, 2006 by and between Digital River, Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation. Included in Exhibit 5.1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Digital River, Inc.

Date: March 23, 2006	By:	/s/ Joel A. Ronning

Joel A. Ronning
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement dated March 22, 2006 by and between Digital River, Inc. and Credit Suisse Securities (USA) LLC.

5.1	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation.

23.1	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation. Included in Exhibit 5.1.